Exhibit 99.1

Targacept Announces Results of Phase II Study of TC-2696 in Postoperative Dental Pain

Winston-Salem, NC – December 3, 2007— Targacept, Inc. (NASDAQ: TRGT), a clinical-stage biopharmaceutical company developing a new class of drugs known as NNR Therapeutics (TM), today announced results of a randomized, placebo controlled Phase II clinical trial of its product candidate TC-2696. In the trial, 181 patients received a single dose of one of three doses of TC-2696 or ibuprofen or placebo following third molar extraction surgery. TC-2696 did not meet the primary endpoints, superior pain relief four or six hours after dosing as compared to placebo. TC-2696 was generally well tolerated in the trial, as there were no clinically meaningful differences in the incidence of adverse events between the TC-2696 dose groups and the placebo group and no unexpected or serious adverse events. These results suggest that TC-2696 is not a viable therapeutic candidate for acute post-operative pain.

In Targacept’s preclinical studies, TC-2696 demonstrated analgesic activity in a variety of models, including acute, chronic and inflammatory nociceptive pain and neuropathic pain. Targacept is continuing to analyze the data from the trial and plans to consider next steps with regard to the development of TC-2696 in conjunction with GlaxoSmithKline, with which it entered into a strategic alliance focused in five therapeutic areas, including pain, earlier this year.

About Targacept

Targacept is a clinical-stage biopharmaceutical company that discovers and develops NNR Therapeutics (TM), a new class of drugs for the treatment of central nervous system diseases and disorders. Targacept’s product candidates selectively modulate neuronal nicotinic receptors that serve as key regulators of the nervous system to promote therapeutic effects and limit adverse side effects. Targacept has product candidates in development for Alzheimer’s disease and cognitive deficits in schizophrenia, pain, and depression and anxiety disorders, multiple preclinical programs, and strategic alliances with AstraZeneca and GlaxoSmithKline. Targacept’s news releases are available on its website at www.targacept.com.

Forward-Looking Statements

Statements in this press release that are not purely historical in nature, including, without limitation, statements regarding the progress, timing or scope of the research and development of TC-2696 or any of our other product candidates or related regulatory filings or clinical trials, our plans, expectations, future operations, financial position, revenues or costs, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by forward-looking statements as a result of various important factors, including risks and uncertainties relating to: whether GlaxoSmithKline elects to maintain its right to a contingent future option to in-license TC-2696; the amount and timing of resources that AstraZeneca devotes to the development of AZD3480 (TC-1734); AstraZeneca’s right in the future to terminate the preclinical research collaboration that we and AstraZeneca are currently conducting prior to the end of the planned four-year term; the results of clinical trials and non-clinical studies and assessments with respect to TC-2696 or any of our current and future product candidates in development; the conduct of such trials, studies and assessments, including the performance of third parties that we engage to execute them and difficulties or delays in the completion of patient enrollment or data analysis; the timing and success of submission, acceptance and approval of regulatory filings; our ability to obtain substantial additional funding; and our ability to establish additional strategic alliances. These and other risks and uncertainties are described in greater detail under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, in our subsequent Quarterly Reports on Form 10-Q and in other filings that we make with the Securities and Exchange Commission. As a result of the risks and uncertainties, the results or events indicated by the forward-looking statements may not occur. We caution you not to place undue reliance on any forward-looking statement. In addition, any forward-looking statements in this release represent our views only as of the date of this release and should not be relied upon as representing our views as of any subsequent date. We anticipate that subsequent events and developments may cause our views to change. Although we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, except as required by applicable law.

Contacts:
Alan Musso, VP and CFO	Michelle Linn
Targacept, Inc.	Linnden Communications
Tel: (336) 480-2186	Tel: (508) 419-1555
Email: alan.musso@targacept.com	Email: linnmich@comcast.net